UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	June 13, 2008

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)
Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100
(Registrant's telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b)    DEPARTURE OF CERTAIN OFFICERS AND DIRECTORS

Bruce L. Byrnes, Vice Chairman of the Board – Global Brand Building Training for The Procter & Gamble Company (the “Company”), retired from the Company’s Board of Directors following its June 10, 2008 meeting and announced that he will retire from the Company on June 30, 2008.

The Company is filing this 8-K pursuant to Item 5.02(b), "Departure of Certain Officers and Directors."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE PROCTER & GAMBLE COMPANY

                                            BY:         \s\   E. J. Wunsch
                                                E. J. Wunsch
                                                Assistant Secretary
                                                June 13, 2008